Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

 MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

Myovant Sciences Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes or No)	NATIONALITY

Dawn Griffiths	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British

David W.P. Cooke	“	Yes	British

David W.J. Astwood	“	Yes	British

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has the power to hold land situate in Bermuda not exceeding __________in all, including the following parcels:- N/A

5.	The authorized share capital of the Company is USD$1,875.55 divided into shares of USD$0.000017727 each.

6.	The objects for which the Company is formed and incorporated are: - Unrestricted

7.	The following are provisions regarding the powers of the Company: -

(i)	has the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof: -

(Subscribers)	(Witnesses)

SUBSCRIBED this 2nd day of February, 2016